Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces First Quarter 2025 Financial Results and Reaffirms 2025 Guidance
FIRST QUARTER 2025 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses increased $39.7 million, or 11.2%, to a record $395.7 million in Q1 2025 from $356.0 million in Q1 2024.
•Net income increased $6.5 million, or 36.3%, to $24.5 million in Q1 2025, compared to $18.0 million in Q1 2024.
•Adjusted EBITDA(6), a non-GAAP measure, increased $7.7 million, or 22.7%, to $41.5 million in Q1 2025 from $33.8 million in Q1 2024.
•Diluted earnings per share increased $0.38, or 40.0%, to $1.33 in Q1 2025, compared to $0.95 in Q1 2024.
•Adjusted diluted earnings per share(6), a non-GAAP measure, increased $0.45, or 36.6%, to $1.68 in Q1 2025 from $1.23 in Q1 2024.
•Huron returned $72.9 million to shareholders by repurchasing 0.5 million shares of the company's common stock in Q1 2025, representing 2.9% of the company's common stock outstanding as of December 31, 2024.
•Huron reaffirms its previous guidance for full year 2025, including revenues before reimbursable expenses expectations in a range of $1.58 billion to $1.66 billion.
OTHER HIGHLIGHTS
•Huron has recently been Certified™ by Great Place To Work® in the United States, Canada, India, Singapore, and the United Kingdom.
•Huron posted its Investor Day Presentation on its investor relations website, which outlines the company's refreshed growth strategy and financial goals through 2029.

CHICAGO - Apr 29, 2025 - Global professional services firm Huron (Nasdaq: HURN) today announced financial results for the quarter ended March 31, 2025.
“Driven by strong growth across all three operating segments, revenues before reimbursable expenses (RBR) grew 11% over the first quarter of 2024, while we continued to expand our margins,” said Mark Hussey, chief executive officer and president of Huron.
“We are encouraged by our performance in the first quarter in the face of a dynamic external environment, and today we reaffirm our annual RBR and margin guidance. Our strong client relationships, incredibly talented team, deep industry expertise, and breadth of capabilities, including performance improvement offerings, collectively position us well to serve our clients as they navigate an evolving regulatory landscape and continued market disruption,” added Hussey.

FIRST QUARTER 2025 RESULTS
Revenues before reimbursable expenses increased $39.7 million, or 11.2%, to $395.7 million for the first quarter of 2025, compared to $356.0 million for the first quarter of 2024. This growth reflects strength in demand for the company's Consulting and Managed Services capabilities within the Healthcare and Education segments; and an increase in demand for the company's Digital capabilities of the Commercial and Education segments, including $11.9 million of incremental revenues before reimbursable expenses from the company's acquisition of AXIA Consulting, Inc. in December 2024. These increases were partially offset by a decrease in demand for the company's Consulting and Managed Services capability within the Commercial segment.
Net income increased $6.5 million, or 36.3%, to $24.5 million, or 6.1% of total revenues, for the first quarter of 2025, compared to $18.0 million, or 5.0% of total revenues, for the same quarter last year. Diluted earnings per share increased $0.38, or 40.0%, to $1.33 for the first quarter of 2025, compared to $0.95 for the first quarter of 2024.
First quarter 2025 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) increased $5.4 million, or 18.6%, to $34.2 million, compared to $28.9 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended March 31,
	2025	2024
Amortization of intangible assets	$2,036	$1,690
Restructuring charges	$1,338	$2,337
Other losses	$—	$1,568
Transaction-related expenses	$1,296	$1,497
Unrealized loss on preferred stock investment(7)	$4,210	$—
Tax effect of adjustments	$(2,309)	$(1,844)
Foreign currency transaction losses (gains), net	$399	$(465)
Adjusted EBITDA(6) increased $7.7 million, or 22.7%, to $41.5 million, or 10.5% of revenues before reimbursable expenses(6), in the first quarter of 2025, compared to $33.8 million, or 9.5% of revenues before reimbursable expenses(6), in the same quarter last year. Adjusted net income(6) increased $7.9 million, or 33.8%, to $31.1 million, or $1.68 per diluted share, for the first quarter of 2025, compared to $23.3 million, or $1.23 per diluted share, for the same quarter in 2024.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 3.1% to 4,726 as of March 31, 2025 from 4,584 as of March 31, 2024. The utilization rate(5) of the company's Consulting capability increased to 74.1% during the first quarter of 2025, compared to 70.2% during the same period last year. The utilization rate(5) for the company's Digital capability increased to 78.2% during the first quarter of 2025, compared to 74.3% during the same period last year. The number of Managed Services professionals increased 37.7% to 1,679 as of March 31, 2025 from 1,219 as of March 31, 2024.

OPERATING INDUSTRIES
The company’s first quarter 2025 revenues before reimbursable expenses by operating segment as a percentage of total company revenues before reimbursable expenses are as follows: Healthcare (50%); Education (31%); and Commercial (19%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2025.
OUTLOOK FOR 2025
Based on currently available information, the company is reaffirming guidance for full year 2025 revenues before reimbursable expenses in a range of $1.58 billion to $1.66 billion. The company also anticipates adjusted EBITDA as a percentage of revenues before reimbursable expenses(6) in a range of 14.0% to 14.5%, and adjusted diluted earnings per share(6) guidance in a range of $6.80 to $7.60.

FIRST QUARTER 2025 WEBCAST
The company will host a webcast to discuss its financial results today, April 29, 2025, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA as a percentage of revenues before reimbursable expenses and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that partners with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook,” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions, including as a result of current global trade tensions and/or tariffs. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2024 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
Please note that information contained in any referenced website is not incorporated by reference in this press release or considered to be part of this document. Such website references are intended to be inactive textual references only.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Revenues before reimbursable expenses	$395,690	$355,961
Reimbursable expenses	8,451	7,424
Total revenues	404,141	363,385
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	278,043	253,303
Reimbursable expenses	8,445	7,584
Selling, general and administrative expenses	76,634	72,700
Other losses	—	1,568
Restructuring charges	1,338	2,337
Depreciation and amortization	6,949	5,972
Total operating expenses	371,409	343,464
Operating income	32,732	19,921
Other income (expense), net:
Interest expense, net of interest income	(5,647)	(5,140)
Other income (expense), net	(5,633)	2,779
Total other expense, net	(11,280)	(2,361)
Income before taxes	21,452	17,560
Income tax benefit	(3,084)	(446)
Net income	$24,536	$18,006
Earnings per share:
Net income per basic share	$1.38	$0.99
Net income per diluted share	$1.33	$0.95
Weighted average shares used in calculating earnings per share:
Basic	17,821	18,196
Diluted	18,475	18,943
Comprehensive income (loss):
Net income	$24,536	$18,006
Foreign currency translation adjustments, net of tax	535	(722)
Unrealized loss on investment, net of tax	(10,517)	(1,447)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(2,233)	1,073
Other comprehensive loss	(12,215)	(1,096)
Comprehensive income	$12,321	$16,910

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$23,378	$21,911
Receivables from clients, net	200,934	197,771
Unbilled services, net	180,808	160,017
Income tax receivable	6,618	1,355
Prepaid expenses and other current assets	28,236	28,063
Total current assets	439,974	409,117
Property and equipment, net	21,125	21,678
Deferred income taxes, net	2,548	2,546
Long-term investments	51,309	69,712
Operating lease right-of-use assets	17,728	19,176
Other non-current assets	118,623	116,569
Intangible assets, net	27,350	26,076
Goodwill	684,909	678,743
Total assets	$1,363,566	$1,343,617
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,754	$11,539
Accrued expenses and other current liabilities	28,764	26,768
Accrued payroll and related benefits	108,702	247,579
Current maturities of long-term debt	13,750	13,750
Current maturities of operating lease liabilities	12,501	12,315
Deferred revenues	28,022	26,869
Total current liabilities	211,493	338,820
Non-current liabilities:
Deferred compensation and other liabilities	44,828	42,481
Long-term debt, net of current portion	561,511	342,857
Operating lease liabilities, net of current portion	27,217	29,686
Deferred income taxes, net	24,233	28,446
Total non-current liabilities	657,789	443,470
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 20,901,686 and 20,780,928 shares issued, respectively	208	208
Treasury stock, at cost, 3,272,043 and 3,065,633 shares, respectively	(189,279)	(160,093)
Additional paid-in capital	127,495	177,673
Retained earnings	556,189	531,653
Accumulated other comprehensive income (loss)	(329)	11,886
Total stockholders’ equity	494,284	561,327
Total liabilities and stockholders’ equity	$1,363,566	$1,343,617

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$24,536	$18,006
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	6,949	5,972
Non-cash lease expense	1,437	1,544
Lease-related impairment charges	738	849
Share-based compensation	15,358	13,949
Amortization of debt discount and issuance costs	286	223
Allowances for doubtful accounts	272	16
Deferred income taxes	259	602
Change in fair value of contingent consideration liabilities	—	516
Change in fair value of preferred stock investment	4,210	—
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	(2,879)	(51,116)
(Increase) decrease in unbilled services, net	(20,617)	18,097
(Increase) decrease in current income tax receivable / payable, net	(5,668)	(3,363)
(Increase) decrease in other assets	170	(5,008)
Increase (decrease) in accounts payable and other liabilities	1,017	4,437
Increase (decrease) in accrued payroll and related benefits	(132,731)	(132,290)
Increase (decrease) in deferred revenues	(164)	(3,158)
Net cash used in operating activities	(106,827)	(130,724)
Cash flows from investing activities:
Purchases of property and equipment	(1,850)	(1,192)
Investments in life insurance policies	(1,722)	(806)
Purchases of businesses, net of cash acquired	(5,190)	(21,150)
Capitalization of internally developed software costs	(6,679)	(7,605)
Proceeds from note receivable	154	154
Net cash used in investing activities	(15,287)	(30,599)
Cash flows from financing activities:
Proceeds from exercises of stock options	2,527	1,167
Shares redeemed for employee tax withholdings	(32,181)	(20,927)
Share repurchases	(65,310)	(60,998)
Proceeds from bank borrowings	328,000	566,000
Repayments of bank borrowings	(109,438)	(316,000)
Payments for debt issuance costs	—	(1,383)
Deferred payment on business acquisition	(36)	—
Net cash provided by financing activities	123,562	167,859
Effect of exchange rate changes on cash	19	(43)
Net increase in cash and cash equivalents	1,467	6,493
Cash and cash equivalents at beginning of the period	21,911	12,149
Cash and cash equivalents at end of the period	$23,378	$18,642

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2025	2024
Healthcare:
Revenues before reimbursable expenses	$198,490	$180,742	9.8%
Operating income	$56,316	$42,694	31.9%
Segment operating margin	28.4%	23.6%
Education:
Revenues before reimbursable expenses	$122,748	$111,583	10.0%
Operating income	$23,060	$21,956	5.0%
Segment operating margin	18.8%	19.7%
Commercial:
Revenues before reimbursable expenses	$74,452	$63,636	17.0%
Operating income	$11,296	$14,039	(19.5)%
Segment operating margin	15.2%	22.1%
Total Huron:
Revenues before reimbursable expenses	$395,690	$355,961	11.2%
Reimbursable expenses	8,451	7,424	13.8%
Total revenues	$404,141	$363,385	11.2%

Items not allocated at the segment level:
Unallocated corporate expenses	52,371	50,939	2.8%
Other losses	—	1,568	N/M
Restructuring charges	1,392	2,233	(37.7)%
Depreciation and amortization	4,177	4,028	3.7%
Operating income	32,732	19,921	64.3%
Other expense, net	(11,280)	(2,361)	N/M
Income before taxes	$21,452	$17,560	22.2%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1):
Healthcare	1,209	1,192	1.4%
Education	1,167	1,099	6.2%
Commercial(2)	2,350	2,293	2.5%
Total (excluding Managed Services)	4,726	4,584	3.1%
Managed Services(3)	1,679	1,219	37.7%
Total	6,405	5,803	10.4%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services(4)	$223,921	$201,559	11.1%
Digital	171,769	154,402	11.2%
Total	$395,690	$355,961	11.2%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting	1,726	1,672	3.2%
Managed Services(3)	1,679	1,219	37.7%
Digital	3,000	2,912	3.0%
Total	6,405	5,803	10.4%
Utilization rate by capability(5):
Consulting	74.1%	70.2%
Digital	78.2%	74.3%
(1) Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Managed Services professionals who provide revenue cycle management and research administration managed services and outsourcing at our healthcare, education and research-focused clients.
(2)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(3)    We have separately presented the total number of revenue-generating professionals within our Managed Services capabilities of our Healthcare and Education segments. Our Healthcare Managed Services professionals provide revenue cycle billing, collections, insurance verification and change integrity services to clients. Our Education Managed Services professionals provide research administration managed services and outsourcing at our education and research-focused clients.
The number of Managed Services professionals within our Healthcare segment was 1,568 and 1,087 as of March 31, 2025 and 2024, respectively.
The number of Managed Services professionals within our Education segment was 111 and 132 as of March 31, 2025 and 2024, respectively.
(4)    Managed Services capability revenues before reimbursable expenses within our Healthcare segment was $18.3 million and $17.5 million for the three months ended March 31, 2025 and 2024, respectively.
Managed Services capability revenues before reimbursable expenses within our Education segment was $7.4 million for both the three months ended March 31, 2025 and 2024.
(5)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION(6)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues before reimbursable expenses	$395,690	$355,961
Reimbursable expenses	8,451	7,424
Total revenues	$404,141	$363,385
Net income	$24,536	$18,006
Net income as a percentage of total revenues	6.1%	5.0%
Add back:
Income tax benefit	(3,084)	(446)
Interest expense, net of interest income	5,647	5,140
Depreciation and amortization	7,149	6,181
Earnings before interest, taxes, depreciation and amortization (EBITDA)(6)	34,248	28,881
Add back:
Restructuring charges	1,338	2,337
Other losses	—	1,568
Transaction-related expenses	1,296	1,497
Unrealized loss on preferred stock investment(7)	4,210	—
Foreign currency transaction losses (gains), net	399	(465)
Adjusted EBITDA(6)	$41,491	$33,818
Adjusted EBITDA as a percentage of revenues before reimbursable expenses(6)	10.5%	9.5%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net income	$24,536	$18,006
Weighted average shares - diluted	18,475	18,943
Diluted earnings per share	$1.33	$0.95
Add back:
Amortization of intangible assets	2,036	1,690
Restructuring charges	1,338	2,337
Other losses	—	1,568
Transaction-related expenses	1,296	1,497
Unrealized loss on preferred stock investment(7)	4,210	—
Tax effect of adjustments	(2,309)	(1,844)
Total adjustments, net of tax	6,571	5,248
Adjusted net income(6)	$31,107	$23,254
Adjusted weighted average shares - diluted	18,475	18,943
Adjusted diluted earnings per share(6)	$1.68	$1.23

(6)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(7)    In the first quarter of 2025, the company recognized a non-cash impairment loss of $4.2 million on its preferred stock investment in a hospital-at-home company.